Exhibit 107

Calculation of Filing Fee Table

Schedule TO

(Rule 14d-100)

SOUTHWEST GAS HOLDINGS, INC.

(Name of Subject Company (Issuer))

IEP UTILITY HOLDINGS LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

CARL C. ICAHN

(Name of Filing Persons (Offerors))

Table 1 — Transaction Valuation

	Transaction Value	Fee Rate	Amount of Filing Fee

Fees to be Paid	$436,697,587.50 (1)	0.0000927	$40,481.87

Fees Previously Paid	$4,311,480,600.00 (2)		$399,675.00

Total Transaction Valuation	$4,748,178,187.50 (3)

Total Fees Due for Filing			$440,156.12 (4)

Total Fees Previously Paid			$399,675.00 (5)

Total Fee Offsets			$399,675.00 (6)

Net Fees Due			$40,481.87 (7)

(1)

Reflects the incremental filing fees due as a result of the increase in the Transaction Valuation due to: (i) an increase in the Offer Price to $82.50 per share of common stock, $1.00 par value per share (the “Shares”), of Southwest Gas Holdings, Inc., from $75.00 per Share, and (ii) an increase in the number of Shares outstanding as of February 15, 2022, as disclosed by Southwest Gas Holdings, Inc. in its Annual Report on Form 10-K for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, to 60,452,351 Shares outstanding, as compared to 60,385,084 Shares that were outstanding as of October 29, 2021, as disclosed by Southwest Gas Holdings, Inc. in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the SEC on November 9, 2021.

(2)

Reflects the filing fees that were previously paid by IEP Utility Holdings LLC on October 27, 2021, with the calculation of the Transaction Valuation based on 60,385,084 Shares outstanding as of October 29, 2021, as disclosed by Southwest Gas Holdings, Inc. in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the SEC on November 9, 2021. The calculation of the Transaction Valuation reflected the product of (A) 57,486,408, which was the total number of Shares which are not beneficially owned by affiliates of IEP Utility Holdings LLC (calculated as the difference between 60,385,084, the total number of outstanding Shares at such time, and 2,898,676, the number of Shares that were beneficially owned by affiliates of IEP Utility Holdings LLC) and (B) $75.00, which was the per Share tender offer price at such time. Estimated solely for purposes of calculating the filing fee pursuant to Rule 0-11(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)

The calculation of the Transaction Valuation is based on 60,452,351 Shares outstanding as of February 15, 2022, as disclosed by Southwest Gas Holdings, Inc. in its Annual Report on Form 10-K for the period ended December 31, 2021, as filed with the SEC on March 1, 2022. Estimated solely for purposes of calculating the filing fee pursuant to Rule 0-11(d) under the Exchange Act. The Transaction Valuation reflects the product of (A) 57,553,675, which is the total number of Shares of Southwest Gas Holdings, Inc. outstanding, which are not beneficially owned by affiliates of IEP Utility Holdings LLC (calculated as the difference between 60,452,351, the total number of outstanding Shares, and 2,898,676, the number of Shares that are beneficially owned by affiliates of IEP Utility Holdings LLC) and (B) $82.50, which is the per Share tender offer price.

(4)	Reflects the aggregate fees that are due as a result on the increase in the Transaction Valuation to $4,748,178,187.50.
(5)	Reflects the aggregate fees that were due when the Transaction Valuation was $4,311,480,600.00.
(6)	Reflects the filing fee of $399,675, which was previously paid by IEP Utility Holdings LLC, on October 27, 2021, in connection with the filing of this Schedule TO.
(7)

Reflects the incremental amount of filing fee that was paid by IEP Utility Holdings LLC on March 11, 2022 (calculated as the difference between $440,156.12, which reflects the aggregate increased filing fee amount payable, and $399,675.00, the amount of filing fee that was previously paid by IEP Utility Holdings LLC).